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                                                                      Exhibit 24



             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                           ANNUAL REPORT ON FORM 10-K
                      FOR THE YEAR ENDED DECEMBER 31, 2003

                          Power of Attorney - Trustees

          Each of the undersigned, a Trustee of First Union Real Estate Equity and Mortgage Investments, an Ohio business trust (the "Trust"), which anticipates filing with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Exchange Act of 1934, an Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "Form 10-K"), does hereby constitute and appoint Michael L. Ashner, with full power of substitution and resubstitution, as attorney to sign for him and in his name the Form 10-K and any and all amendments and exhibits thereto, and any and all other documents to be filed with the Securities and Exchange Commission pertaining to the Form 10-K, with full power and authority to do and perform any and all acts and things whatsoever required or necessary to be done in the premises, as fully to all intents and purposes as he could do if personally present, hereby ratifying and approving the acts of said attorney and any such substitute.


         IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand this 5th day of March, 2004.

/s/ Bruce R. Berkowitz
------------------------
Bruce R. Berkowitz

/s/ Arthur Blasberg, Jr.
------------------------
Arthur Blasberg, Jr.

/s/ Talton R. Embry
------------------------
Talton R. Embry

/s/ Howard Goldberg.
------------------------
Howard Goldberg

/s/ Neil H. Koenig
------------------------
Neil H. Koenig

/s/ Arthur N. Queler
------------------------
Arthur N. Queler


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